NOTICE OF GRANT OF STOCK OPTION

Notice is hereby given of the following option grant (the “Option”) to purchase shares of the common stock, par value $0.001 per share (the “Common Stock”), of Sionix Corporation, a Nevada corporation (the “Corporation”):

Optionee:	Richard H. Papalian
Grant Date:	November 11, 2008
Vesting Commencement Date:	Grant Date
Number of Option Shares:	3,500,000 (the “Option Shares”)
Expiration Date:	5 years from Grant Date
Type of Option:	Non-Qualified Stock Option
Exercise Price Per Share:	$0.15 (the “Exercise Price”)
Vesting Schedule:	Options to purchase all of the Option Shares (i.e., 3,500,000 shares) are vested as of the Grant Date.

1.    Terms. The Optionee agrees to be bound by the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A.

2.    No Employment or Service Contract. Except as may otherwise be set forth in an a written agreement by and between the Optionee and the Corporation, if any, nothing in this Grant Notice or in the attached Stock Option Agreement shall confer upon the Optionee any right to continue in service in any capacity, including as an employee, for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation or of the Optionee, which rights are hereby expressly reserved by each, to terminate the Optionee’s service and/or employment at any time for any reason, with or without cause.

3.    Definitions. All capitalized terms used but not defined herein shall have the definition ascribed to them in the Stock Option Agreement.

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IN WITNESS WHEREOF, the Corporation and the Optionee have duly executed this Notice of Grant as of the date set forth below.

Dated: November 11, 2008

CORPORATION: SIONIX CORPORATION By: /s/ James Houtz Name: James Houtz Title: Chief Executive Officer OPTIONEE: /S/ RICHARD H. PAPALIAN RICHARD H. PAPALIAN

ATTACHMENTS

Exhibit A - Stock Option Agreement

EXHIBIT A

STOCK OPTION AGREEMENT